As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Synlogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1824804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Binney Street, Suite 402

Cambridge, MA 02142

(617) 401-9975

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 Equity Incentive Award Plan

(Full Title of the Plan)

Aoife Brennan

President, Chief Executive Officer & Chief Medical Officer

Synlogic, Inc.

301 Binney Street, Suite 402

Cambridge, MA 02142

(617) 401-9975

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,270,073	$8.00	$10,160,584.00	$1,231.46

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the 2015 Equity Incentive Award Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2015 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 7, 2019. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares reserved for future grant under the 2015 Plan	1,270,073	8.00	(2)	$10,160,584.00
Proposed Maximum Aggregate Offering Price				$10,160,584.00
Registration Fee				$1,231.46

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,270,073 shares of the Registrant’s common stock issuable under the Registrant’s 2015 Equity Incentive Award Plan, for which a Registration Statement of the Registrant on Form S-8 (File No. 333-220841) is effective, as a result of the operation of an automatic annual increase provision therein, which added 1,270,073 shares of Common Stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 5, 2017 (File No. 333-220841) are incorporated by reference herein.

Exhibit Index

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	10/6/2015	3.1

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	8/28/2017	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	8/28/2017	3.2

4.4	Amended and Restated Bylaws.	8-K	10/6/2015	3.2

4.5	Form of Common Stock Certificate.	S-3	10/13/2017	4.5

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.				X

23.1	Consent of KPMG LLP, independent registered public accounting firm.				X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(A)#	2015 Equity Incentive Award Plan.	10-K	3/20/2018	10.1

99.1(B)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	9/11/2015	10.9(B)

99.1(C)#	Form of Restricted Stock Award Grant Notice and Agreement and Form of Restricted Stock Unit Award Grant Notice and Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	9/11/2015	10.9(C)

#	Indicates management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on March 12, 2019.

SYNLOGIC, INC.

By:	/s/ Aoife Brennan
Aoife Brennan
President, Chief Executive Officer and Chief Medical Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aoife Brennan and Todd Shegog, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aoife Brennan Aoife Brennan	President, Chief Executive Officer, Chief Medical Officer and Director (Principal Executive Officer)	March 12, 2019

/s/ Todd Shegog Todd Shegog	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2019

* Peter Barrett	Chairman of the Board	March 12, 2019

* Patricia Hurter	Director	March 12, 2019

* Chau Khuong	Director	March 12, 2019

* Nick Leschly	Director	March 12, 2019

* Edward Mathers	Director	March 12, 2019

Signature		Title	Date

* Michael Powell		Director	March 12, 2019

* Richard P. Shea		Director	March 12, 2019

By:	/s/ Todd Shegog Todd Shegog Attorney-in-fact		March 12, 2019